                                                                   EXHIBIT 10.24


                           CERTIFICATE OF TRANSLATION

         I, Carlos H. Bertoni, Vice President, Exploration of Golden Star Resources Ltd. (the "Company") declare to the best of my knowledge that the attached is an accurate English translation of the Exploration Agreement dated May 13, 1996 between Southern Star Resources Ltd., Estrela Sul do Brasil Empreendimentos Ltda and Companhia Vale do Rio Doce and Rio Doce Geologia e Mineracao S.A.




                                        /s/ Carlos H. Bertoni
                                        -----------------------------
                                        Carlos H. Bertoni
                                        Vice President, Exploration

State of Colorado         )
County of Denver          ) ss.

         Subscribed and sworn to before me this 26th day of March, 1997 by Carlos H. Bertoni.

                                        /s/ Nathalie Defferard
                                        -----------------------------
                                        Notary Public

My Commission Expires: October 25, 1999.


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                                           AGREEMENT FOR CARRYING OUT MINERAL
                                           EXPLORATION AND PROMISE OF
                                           ASSOCIATION FOR THE ECONOMIC
                                           EXPLOITATION OF ORE DEPOSITS,
                                           ENTERED INTO BETWEEN COMPANHIA VALE
                                           DO RIO DOCE AND RIO DOCE GEOLOGIA E
                                           MINERACAO S.A., ON THE ONE SIDE, AND
                                           SOUTHERN STAR RESOURCES LTD. AND
                                           ESTRELA SUL DO BRASIL
                                           EMPREENDIMENTOS LTDA., ON THE OTHER
                                           SIDE.



COMPANHIA VALE DO RIO DOCE, a Brazilian company, having its head office in this City, at Av. Graca Aranha no. 26, enrolled in the Corporate Taxpayers Record File (CGC - MF) under no. 33.592.510/0001-54, hereinafter referred to as CVRD, and its subsidiary RIO DOCE GEOLOGIA E MINERACAO S.A., having its head office in this City, at Rua Santa Luzia no. 651 - 17th floor, enrolled in the Corporate Taxpayers Record File (CGC - MF) under no. 34.230.763/0001-40, hereinafter referred to as DOCEGEO, and

SOUTHERN STAR RESOURCES, LTD., a company incorporated and existing under the laws of Barbados, having its head office at no. 1700 Lincoln Street, suite 1950, Denver, Colorado, U.S.A., hereinafter referred to as SOUTHERN, and its Brazilian subsidiary ESTRELA SUL DO BRASIL EMPREENDIMENTOS LTDA., having its head office in this City, at Av. Nilo Peganha no. 50, suite 1717 (part), enrolled in the Corporate Taxpayers Record File (CGC - MF) under no. 00.626.882/0001-03, hereinafter referred to as ESTRELA, and both collectively hereinafter referred to as COMPANY, all of them together hereinafter referred to as PARTIES, and individually as PARTY, herein represented by their officers

                                    WHEREAS

I. CVRD and DOCEGEO own mineral rights in relation to areas located in Para, the geological model of which is favorable to the occurrence of gold.

II. CVRD has prepared a Program of Associations with private companies to carry out, at their own risk, geological exploration followed by joint exploitation of the gold reserves contingently found.

NOW, THEREFORE, the PARTIES decide to enter into this Agreement for carrying out mineral exploration and promise of association for the economic exploitation of ore deposits, hereinafter referred to as AGREEMENT, which shall be governed by the following clauses and conditions:




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                                   CHAPTER I

                                  DEFINITIONS

1. Whenever used in this AGREEMENT, the terms in bold listed below shall have the following meanings:

         1.1 MINERAL RIGHTS, means the ore mining rights represented by Alvara (Exploration Permit) no. 7.731 (DNPM Proceedings no. 810.354/76), by Alvara no. 827 (DNPM Proceedings no.802.913/78), and by Alvara no. 4.231 (DNPM Proceedings no. 850.026/89), true and complete copies of which integrate Annex 1, and include all successor mineral rights that may be granted, at any time, in the AREAS in full or in part, and any information concerning them.

         1.2 AREAS means the areas covered by the MINERAL RIGHTS, described in detail in the copies of the Alvaras that constitute Annex 1, which initially comprise joint areas representing a total of approximately twenty five thousand (25,000) hectares.

         1.3 INITIAL WORK PROGRAM means the work plan submitted by SOUTHERN in its bid that is an integral part of this document as Annex 2.

         1.4 COMPLEMENTARY WORK PROGRAM and COMPLEMENTARY WORK PROGRAMS mean respectively one or all the work plans submitted by the COMPANY after the INITIAL WORK PROGRAM for each one (1) year stage of complementary exploration work.

         1.5 COSTS OF THE AREAS means all costs or expenditures made by the COMPANY in connection with agreements with surface owners or occupants of the AREAS, or with any other agreements for obtaining or ensuring access to the AREAS, entered into prior to the disbursement of the MINIMUM INITIAL INVESTMENT, including all costs or expenditures stipulated in such agreements in relation to the exploration and exploitation to be paid after the disbursement of the MINIMUM INITIAL INVESTMENT. The expenditures dealt with by items 12.2 and 27.2 of this AGREEMENT shall not be included in the COSTS OF THE AREAS..

         1.6 MINIMUM INITIAL INVESTMENT are all costs, expenses, disbursements, debts and charges, whether direct or indirect, incurred by the COMPANY, duly substantiated, and exclusively in relation to the AREAS or the work contemplated by this AGREEMENT and carried out in them, as specified in Annex 3, except the COSTS OF THE AREAS, up to a total of five million two hundred thousand reals (R$ 5,200,000.00) as adjusted by the IGPM index from the date of the execution of this AGREEMENT to the date on which the total disbursement of the amount is completed.

                 1.6.1 The MINIMUM INITIAL INVESTMENT of CVRD will be in the same amount as the MINIMUM INITIAL INVESTMENT of the COMPANY, and shall be deemed as having been made by CVRD on the date of the execution of this AGREEMENT.




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         1.7     MINIMUM DISBURSEMENT, called the minimum disbursement in the
         COMPANY's bid, are all costs, expenses, disbursements, debts and charges, whether direct or indirect, incurred by the COMPANY, duly substantiated, and exclusively in relation to the work carried out in the AREAS, or that concern them exclusively, as contemplated by this AGREEMENT as specified in Annex 3, except the COSTS OF THE AREAS, up to the total of three million seven hundred and seven thousand reals (R$ 3,707,000.00) as adjusted by the IGPM index from the date of the execution of this AGREEMENT to the date on which the total disbursement of the amount is completed.

         1.8 DEPOSIT means the aggregate of the measured and/or indicated mineral resources (as such terms are generally employed in the international industrial jargon of gold mining) of gold and gold coproducts or associated metals discovered in the AREAS, provided that such resources are of approximately one (1) million troy ounces or more.

         1.9 FEASIBILITY STUDY means the study of the technical-economical feasibility of the exploitation of the mineral deposits in the AREAS, comprising a detailed description of the implementation, development, mining, processing and marketing strategy for a mine located in the AREAS, in the form and at the detail level normally required by a financial institution that is familiar with mining, with the purpose of financing the projects. The FEASIBILITY STUDY is to take into consideration the information obtained during the exploration work carried out previously confirming the existence of the reserves through detailed drilling, hydrogeologic and geotechnical work, environmental studies, and the collection of one or more bulk samples of the ore for metallurgical tests that may require the construction of one or more shafts, construction of an incline, or work associated with trial mining. The FEASIBILITY STUDY is to contain estimates both of capital and operational costs, and is to analyze how to proceed with the mining operations in order to extract economically and commercially the target mineral (minerals), identify the ideal structure for the mining project, and include references to the relevant marketing and financial aspects.

         1.10 VALUE OF THE MINERAL RIGHTS or NET PRESENT VALUE of NPV means the value, on the date of the evaluation, of the proven and probable ore reserves defined in the FEASIBILITY STUDY of the AREAS, after deducting the taxes and statutory royalty payments. Such value shall be stated in U.S. dollars and shall be calculated with a cost of capital (internal discount rate) of eight point seven percent (8.7%) per year, based on the immediate development of a mine in the AREAS, based on the basic assumptions used in the FEASIBILITY STUDY, with one hundred percent (100%) of equity financing, assuming free salability of the gold in the international markets, and the U.S. dollar as constant. Any supplementary resources that may be reasonably inferred, even if they that are not categorized as proven or probable reserves in the FEASIBILITY STUDY, shall be accounted as increments in the NET PRESENT VALUE analysis, being processed in the same facilities included in the capital and operational cost model used in the initial calculations of the NET PRESENT VALUE. Alternative methods, such as rate of return analysis, shall not be employed in the calculation of the NET PRESENT VALUE, but only the net present value method as described in this agreement.

         1.11 TOTAL EXPENDITURES means the total expenditures made jointly by the PARTIES during the WORK PROGRAMS and the preparation of the FEASIBILITY STUDY, after the disbursement by the COMPANY of the MINIMUM INITIAL INVESTMENT, except the COSTS OF THE AREAS and the MINIMUM INITIAL




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         INVESTMENT. Costs, expenses, disbursements, debts and charges, whether direct or indirect, made by the COMPANY, related to or incidental upon any work done in the AREAS or concerning exclusively the AREAS or the products derived therefrom, according to Annex 3, that are not COSTS
         OF THE AREAS, shall be included in the calculation of the TOTAL EXPENDITURES.

         1.12 WORK PROGRAM means the INITIAL WORK PROGRAM or any COMPLEMENTARY WORK PROGRAM that may be carried out, if applicable.

         1.13 ASSOCIATION means a corporation or any other type of association between the COMPANY and CVRD or their respective affiliates that will provide to the PARTIES the most advantageous ways to implement a mine and exploit the MINERAL RIGHTS according to Brazilian laws, administrative, tax and business factors, subject to the provisions of Chapter IX and the other ones of this AGREEMENT. In the event any of the PARTIES retains a ROYALTY instead of its INTEREST PERCENTAGE in the ASSOCIATION, pursuant to the terms established herein, the term ASSOCIATION shall refer to the operating company that is implementing and exploiting a mine to the benefit of the other PARTY.

                 1.13.1 The PARTIES shall have assured to them the necessary flexibility to adopt the procedures aiming to the formation of the ASSOCIATION in the most advantageous way for them in relation to the limitations of Brazilian legislation and their administrative conveniences, and subject to any requests CVRD may make to the COMPANY as for such way, in order to obtain the AUTHORIZATIONS.

         1.14 ASSOCIATION AGREEMENT means an association agreement or any other type of agreement that regulates in detail the terms and the conditions under which the ASSOCIATION will operate and will be managed. The ASSOCIATION AGREEMENT shall contain all the terms and conditions specifically set forth in this AGREEMENT for inclusion in the ASSOCIATION AGREEMENT, as well as the terms of Annex 4 that are appropriate to the type of ASSOCIATION, plus the additional terms over which the PARTIES may reach an agreement.

         1.15 ROYALTY means the amount equivalent to a percentage on the gold production ascertained after the refining, upon the mining and beneficiating of the demonstrated reserves contained in the MINERAL RIGHTS.

         1.16    OPTION has the meaning attributed in clause 6 hereof.

         1.17    PARTICIPATING INTEREST means

                 (i) prior to the formation of the ASSOCIATION, the percentage of contribution of each one of the PARTIES to the aggregate amount of the TOTAL EXPENDITURES plus the MINIMUM INITIAL INVESTMENT of each PARTY; and

                 (ii) after the formation of the ASSOCIATION, and when it is mentioned in this AGREEMENT, the percentage equivalent to the interest of one PARTY in the stock capital of the ASSOCIATION.




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         1.18    AUTHORIZATIONS means all governmental, legislative,
         ministerial or other kind of approvals, consents or collateral signatures of any type that are required by the legislation in force or by the bylaw of CVRD or of DOCEGEO for admission to and for the formation of the ASSOCIATION with the COMPANY and for the performance of the ASSOCIATION AGREEMENT.

         1.19 PVI or PRESENT VALUE OF THE CAPITAL INVESTMENT means the present value of the capital investment forecasted in the FEASIBILITY STUDY to implement the business.

         1.20 CONTROL means the holding of the majority of the voting capital of a corporation and the permanent power to elect the majority of its board.

         1.21 IGPM means the General Index of Prices in the Market ("Indice Geral de Pregos do Mercado)" of Getulio Vargas Foundation.

                                   CHAPTER II

                                    PURPOSE

2.       The following constitute the purpose of this agreement:

         2.1 The carrying out by the COMPANY, on its own account and risk, of mineral exploration work, specifically; for gold, in the AREAS.

         2.2 The promise hereby made by CVRD to directly or indirectly associate with the COMPANY for the economic exploitation of the gold deposits which may be found in the AREAS.

         2.3 The grant of an OPTION to the COMPANY, subject to the provisions of item 1.17 and of clause 22, to obtain an PARTICIPATING INTEREST in the ASSOCIATION, that is to hold the MINERAL RIGHTS and carry out the exploitation of gold and associated minerals discovered in the AREAS, provided that the FEASIBILITY STUDY results positive, and subject to the AUTHORIZATIONS and other provisions of this AGREEMENT.

         2.4 To establish the terms and clauses that shall govern the COMPANY, CVRD and DOCEGEO during the mineral exploration in the AREAS, the preparation of the FEASIBILITY STUDY and, if applicable, the formation of the ASSOCIATION.

                                  CHAPTER III

                          TITLE ON THE MINERAL RIGHTS

3. CVRD represents it is the beneficial titleholder of the mineral rights represented by Alvara (Exploration Permit) no. 7.731 (DNPM Proceedings no. 810.354/76), by Alvara no. 827 (DNPM Proceedings no.802.913/78), which are in perfect order, duly registered and recorded, free and clear of any encumbrances, and validly authorize the exploration for gold in the AREAS in accordance with the applicable laws.




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4.       DOCEGEO represents it is the beneficial titleholder of the mineral rights represented by Alvara no. 4.231 (DNPM Proceedings no. 850.026/89), which is in perfect order, duly registered and recorded, free and clear of any encumbrances, and validly authorizes the exploration for gold in the AREAS in accordance with the applicable laws.

         4.1 DOCEGEO and CVRD represent that the ore exploration right dealt with by this clause is free and clear of any encumbrances except for the Waiver signed on 06/24/91 with the National Department of Mineral Exploration (DNPM) which is an integral part of Annex I of this AGREEMENT, and undertake to use their best efforts to render it ineffective.

5. CVRD and DOCEGEO undertake to maintain the MINERAL RIGHTS under their title, in perfect order, and free and clear of any encumbrances and charges, for as long as this AGREEMENT is in effect, fulfilling all necessary legal requirements to that effect.

         5.1 In the event CVRD or DOCEGEO are no longer the titleholders of the MINERAL RIGHTS, while this AGREEMENT is still effective, due to any action or omission of CVRD or DOCEGEO, or due to the event dealt with by item 4.1 of this AGREEMENT, this AGREEMENT shall be considered automatically terminated, and CVRD shall pay the COMPANY as liquidated damages:

                 (i) within thirty (30) days as of the loss of the title of said MINERAL RIGHTS, an amount equal to one hundred and fifty percent (150%) of all expenditures made by it until then, except the COSTS OF THE AREAS, in case the loss of the MINERAL RIGHTS occurs before the existence of a DEPOSIT is evidenced, whereby the COMPANY hereby waives any other remedies and benefits it might have under the legislation in force;

                 (ii) the PARTICIPATING INTEREST of the COMPANY multiplied by the VALUE OF THE MINERAL RIGHTS, in five (05) annual installments adjusted by the IGPM index, in the event the loss of the MINERAL RIGHTS occurs after the existence of a DEPOSIT is evidenced but before the completion of a FEASIBILITY STUDY considered positive, whereby the COMPANY hereby waives any other remedies and benefits it might have under the legislation in force;

                 (iii) the PARTICIPATING INTEREST of the COMPANY multiplied by the VALUE OF THE MINERAL RIGHTS, in five (05) annual installments adjusted by the IGPM index, in the event the loss of the MINERAL RIGHTS occurs after the completion of a FEASIBILITY STUDY considered positive, whereby the COMPANY hereby waives any other remedies and benefits it might have under the legislation in force;

         5.2 In the event the loss of the MINERAL RIGHTS occurs after the DEPOSIT is evidenced, but before the completion of a FEASIBILITY STUDY, the PARTIES agree to complete the FEASIBILITY STUDY in the way regulated in this AGREEMENT, so that it is possible to calculate the indemnification dealt with by item 5.1 (ii), above.




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                                   CHAPTER IV

                              OPTION TO ASSOCIATE

6. CVRD and DOCEGEO hereby grant to the COMPANY (i) the exclusive and irrevocable right to carry out work in the AREAS, pursuant to the MINERAL RIGHTS, and (ii) the OPTION to acquire a PARTICIPATING INTEREST in the ASSOCIATION to be formed, subject to the provisions of item 1.17 and of clause 22, conditioned on the cumulative occurrence of the three events listed below:

         6.1     A positive FEASIBILITY STUDY is obtained; AND

         6.2     CVRD obtains the AUTHORIZATIONS; AND

         6.3     The COMPANY has made the MINIMUM INITIAL INVESTMENT.

7. The OPTION shall be considered automatically exercised by the COMPANY as soon as the events listed in clause 6, above, occur.

         7.1 The COMPANY may fail to exercise the OPTION and terminate this AGREEMENT, without obligations or liabilities in relation to the MINERAL RIGHTS or to the AREAS, by written notice to CVRD, at any time, provided that the COMPANY has made the MINIMUM DISBURSEMENT already. Otherwise the COMPANY shall pay CVRD the difference between the MINIMUM DISBURSEMENT and the actual amount of expenditures that have been made already to the date of the notice of termination.

                                   CHAPTER V

                                EXPLORATION WORK

8. The COMPANY undertakes to carry out all geological exploration works in accordance with the mining/environmental legislations, with the WORK PROGRAMS and under the following conditions:

         8.1 The COMPANY shall be responsible, at its sole discretion, for the mineral exploration work in the AREAS, comprising all managerial, technical and administrative activities, within the scope of the WORK PROGRAM.

         8.2 The COMPANY shall have full power and authority over the AREAS to carry out the mineral exploration work substantially within the periods of time scheduled in the WORK PROGRAM, except where due to a force majeure. However, CVRD and DOCEGEO shall use their best efforts to assist it in order to assure the development of the work in the AREAS according to the WORK PROGRAM.

         8.3 All matters related to the exploration work will be dealt by the COMPANY with DOCEGEO, which only for this purpose will act on behalf of CVRD. After the execution of this AGREEMENT, DOCEGEO shall appoint its permanent technical representatives, whose




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         responsibilities shall be to act in favor of DOCEGEO, and shall provide the COMPANY with their names and other data required for communication with DOCEGEO under this AGREEMENT.

         8.4 The COMPANY undertakes to submit for DOCEGEO's approval, which is not to be unreasonably withheld, every three (3) months, a report with the partial results of the exploration and a statement of the expenses made in the period of time, also informing the contingent discovery of the occurrence of any other mineral substance. DOCEGEO may ask the COMPANY, through notice in writing, within fifteen (15) days after receiving the report, additional details or clarifications regarding any information contained in any report, and the COMPANY shall immediately render the respective clarifications. In the event DOCEGEO does not reply in a term of 15 days counted from the receipt of the report, the latter shall be deemed approved.

         8.5 This AGREEMENT and the MINERAL RIGHTS shall encompass gold and any other minerals that are coproducts of gold, or that are otherwise closely related to gold, considering as such those that, for an efficient economic exploitation, should be mined and processed jointly with gold. The ownership, exploration and contingent commercial exploitation of any other substances will be incumbent upon CVRD or DOCEGEO exclusively, whereby no indemnification or reimbursement for expenditures made is due to the other PARTIES.

                 8.5.1 The COMPANY and the ASSOCIATION may make use of sand, gravel, timber and other minerals and natural resources existing in the AREAS, on a non-commercial basis, in order to comply with the provisions of this AGREEMENT and the ASSOCIATION AGREEMENT, subject to the legislation in force.

         8.6 CVRD and DOCEGEO undertake to offer to the COMPANY the right of first refusal to associate with CVRD for the exploitation of any commercial minerals not encompassed in this AGREEMENT and in the MINERAL RIGHTS, according to item 8.5, above, whenever such right may be offered by CVRD to third parties, and under the same terms and conditions.

         8.7 CVRD and DOCEGEO may, whenever they wish, and at their expense, on three (3) days' notice to the COMPANY, and through the prior accrediting of persons, carry out the surveillance of the exploration work and of this AGREEMENT, whereby the COMPANY will be obligated to facilitate the surveillance action, permitting free access to all locations, documents, data and elements related to its performance.

9. The COMPANY, except in case of force majeure, undertakes to start the exploration work in a term of ninety (90) days counted from the execution of this AGREEMENT, whereby all time references included in the INITIAL WORK PROGRAM will be extended for an equal period of time.

10. The term required for the COMPANY to carry out the INITIAL WORK PROGRAM is thirty (30) months. The COMPANY may be authorized by DOCEGEO to make changes in the INITIAL WORK PROGRAM or any COMPLEMENTARY WORK PROGRAM, based on the results of the program performed and other circumstances that may arise during the performance of such WORK PROGRAM. DOCEGEO may not unreasonably withhold or delay its authorization.

11. In the hypothesis that at the and of the term required for carrying out the INITIAL WORK PROGRAM the existence of a DEPOSIT has not been confirmed yet, but there being a reasonable




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possibility of attainment of such goal, the PARTIES shall agree to continue the exploration work, under this clause, provided that the sum of the periods of tune of the INITIAL WORK PROGRAM and the COMPLEMENTARY WORK PROGRAMS does not exceed the limit of fifty four (54) months.

         11.1 After the completion of the INITIAL WORK PROGRAM, exploration shall be divided in stages with the duration of one (1) year each, or longer periods of time to be agreed upon mutually between the PARTIES. At least thirty (30) days before the end of each stage, the COMPANY shall deliver to DOCEGEO, for examination and approval as for its technical and economic adequacy, the COMPLEMENTARY WORK PROGRAM of the subsequent stage.

         11.2 DOCEGEO may refuse to approve the COMPLEMENTARY WORK PROGRAM only for well-founded motives.

                 11.2.1 The COMPLEMENTARY WORK PROGRAM shall be deemed accepted by DOCEGEO in case the latter does not notify the COMPANY in writing about its refusal, along with the justifications and suggested revisions, within thirty (30) days after its receipt.

                 11.2.2 In the event divergences arise among the PARTIES about the COMPLEMENTARY WORK PROGRAM, that cannot be solved prior to the date of the start of the new suggested COMPLEMENTARY WORK PROGRAM, the PARTIES shall resolve such disputes according to Chapter XII of this AGREEMENT. The resolutions obtained according to that chapter, regarding the proposed COMPLEMENTARY WORK PROGRAM, shall be final and binding upon the PARTIES. The PARTIES agree that the COMPANY shall proceed with the proposed COMPLEMENTARY WORK PROGRAM during this period of time and that the expenses of the exploration work shall not exceed the amounts spent during the most recently completed WORK PROGRAM.

         11.3 In the event the existence of a DEPOSIT is not evidenced after the end of the fifty four (54) months counted from the start of the INITIAL WORK PROGRAM, this AGREEMENT shall be automatically terminated, whereby the COMPANY shall not be entitled to any indemnification under any title, but will be obligated to transfer all its results to CVRD. If the COMPANY has not made the MINIMUM DISBURSEMENT yet, it shall pay CVRD the difference between such amount and the expenditures actually made.

         11.4 If CVRD or the COMPANY, for any motive and at any time after the COMPANY has equalized the MINIMUM INITIAL INVESTMENT, do not contribute to the expenditures required for carrying out the WORK PROGRAM the way they should according to this AGREEMENT, and one of the PARTIES wishes to proceed with further exploration works in order to try and define a DEPOSIT, such PARTY is authorized to proceed, at its own cost, with the remaining exploration and/or the resource evaluation. In such case, the PARTICIPATING INTEREST of the PARTY that has not contributed shall be diluted and shall decrease permanently to the extent it does not participate in such continuation of the exploration work in accordance with clause 22 of this AGREEMENT.




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         11.5    If the COMPANY, at its discretion and at any time, decides to discontinue its participation, it shall withdraw from this AGREEMENT and relinquish its OPTION.

                 11.5.1 In this hypothesis, and in case the COMPANY has not completed the MINIMUM DISBURSEMENT, it shall pay CVRD, in thirty (30) days, the difference between such amount and the disbursement actually made. In this case, the COMPANY shall not be entitled to any indemnification or reimbursement of the amounts spent in the AREAS that are the subject matter of this AGREEMENT.

                                   CHAPTER VI

                 RELATIONS WITH SURFACE OWNERS AND GOLD DIGGERS

12. The COMPANY undertakes to carry out and put into effect, on its account and responsibility, all understandings and agreements with the surface owners of the lands where it will enter to carry out the exploration works, aiming to obtain the due authorization, where the COMPANY deems necessary to obtain such authorization, and/or agreements for their participation in a future exploitation of the deposit(s).

         12.1 No understanding or agreement with any surface owner may create an obligation of any kind for CVRD nor may it compromise the future economic exploitation of the deposit(s) that may be carried out by the contingent association of the COMPANY with CVRD, or by the latter severally. All understandings or agreements with any surface owner shall be entered into or carried out only through the COMPANY.

                 12.1.1 CVRD shall pay its proportional share of any costs or additional compensations that may arise after the COMPANY has equalized the MINIMUM INITIAL INVESTMENT, relative to the removal of surface owners, gold diggers (garimpeiros) or third parties that are occupying the AREAS, not included in the COSTS OF THE AREAS, provided that it has approved the terms of such obligations. CVRD may not unreasonably withhold its approval to such terms

         12.2 In the event the PARTIES agree on the need to acquire real estate and/or fixed improvements for the future exploitation of the MINERAL RIGHTS before the ASSOCIATION is formed, CVRD and the COMPANY shall acquire them proportionately to their respective PARTICIPATING INTEREST and hold them as jointly owned property.

                 12.2.1 In the event of expiration or termination of this AGREEMENT for any motive, at any time, without the transfer of the MINERAL RIGHTS to the COMPANY or to the ASSOCIATION, the COMPANY undertakes to sell, upon written request from CVRD, and CVRD to buy, its share of the jointly owned property for the acquisition price as adjusted by the IGPM.

                 12.2.2 In the even of expiration or termination of this AGREEMENT for any motive, at any time, where there has been a transfer of the MINERAL RIGHTS to the COMPANY or to the ASSOCIATION, CVRD undertakes to sell, upon written request from the COMPANY, and the COMPANY to buy, its share of the jointly owned property for the acquisition price as adjusted by the IGPM.

13. Prior to the completion of the WORK PROGRAMS, the COMPANY undertakes to inform CVRD of any trespass or attempted trespass by third parties onto the AREAS, including gold diggers, as well as to resort to all legal, administrative and judicial means to prevent the entry or stay of such third parties in the AREAS. CVRD shall provide all reasonable assistance that may be requested, and shall take all actions that may be necessary and in the name of the holder of the legal authorization of the MINERAL RIGHTS, as the may PARTIES agree at the proper time, in order to enable it to handle such issues more easily.

                                  CHAPTER VII

                               FEASIBILITY STUDY

14. In the event the exploration results positive as for the existence of a DEPOSIT, at the end of the term provided for in the INITIAL WORK PROGRAM and all COMPLEMENTARY WORK PROGRAMS, or alternatively, at any time, regardless of the total fulfillment of the physical-financial time schedule of the INITIAL WORK PROGRAM and of the COMPLEMENTARY WORK PROGRAMS, as long as satisfactory work has been carried out, expressly accepted by DOCEGEO, CVRD and the COMPANY shall carry out a FEASIBILITY STUDY in the AREAS and shall mutually participate in its completion, in accordance with their respective PARTICIPATING INTEREST. If any of the PARTIES, after electing to participate in the FEASIBILITY STUDY, fails to participate in the totality of its PARTICIPATING INTEREST, it shall be diluted and its PARTICIPATING INTEREST shall decrease permanently as provided for in clause 22.

         14.1 After the demonstration of the existence of a DEPOSIT, CVRD may not refuse to participate in the FEASIBILITY STUDY.

         14.2 The refusal of the COMPANY to invest in the FEASIBILITY STUDY shall entail its waiving the right to participate in the ASSOCIATION, in which hypothesis this AGREEMENT shall be automatically terminated, without the COMPANY having right to any indemnification or reimbursement for the expenditures made with the exploration work, transferring all its rights and results to CVRD.

15. The PARTIES shall contract with an independent consulting firm that has international reputation, specialized in this type of evaluation, to be selected and paid jointly by the PARTIES in the proportion of their PARTICIPATING INTEREST, to carry out the FEASIBILITY STUDY. In case the PARTIES do not reach an agreement about the consulting company, the PARTIES shall request the International Chamber of Commerce to make the selection, mutually binding themselves to the decision.

16. The PARTIES agree that the technical-economical exploitation of the deposit shall be considered as feasible, and the FEASIBILITY STUDY shall be considered as positive, if it demonstrates that:

         (i) the NPV is greater than zero; and

         (ii) the absolute NPV/PVI relation is greater or equal to 0.5.

         16.1    The FEASIBILITY STUDY shall also be considered positive iL.

                 (i) the NPV is greater than zero; a

                 (ii) the absolute NPV/PVI relation is between zero and 0.5 (zero point five), and

                 (iii) the FEASIBILITY STUDY contains positive recommendations for the development of a mine in the AREAS with such information (including the economic feasibility and the total cost of implementation of a mine in any portion of the AREAS) and in such a way that the report is sufficient to assure all construction and mining permits, and further to:

                          (a)     assure financing from a financial
                          institution, in commercially reasonable conditions, for at least a part of the capital costs required to implement a mine in the AREAS, pledging as guaranty all assets of the PARTIES' operations employed in the AREAS; or

                          (b) indicate a sufficiently strong economic return, so that at least one of the PARTIES to this AGREEMENT is willing and capable to make the additional and/or necessary investments to obtain the additional financing required to proceed with the implementation of a mine in the AREAS.

         16.2 In the event an additional investment or financing is required to proceed with the implementation of a mine in the AREAS, as indicated by a positive FEASIBILITY STUDY, and only one of the PARTIES makes the additional investment or secures the required additional financing, the PARTICIPATING INTEREST of the PARTIES will be increased or decreased, as applicable, in the proportion required to reflect the additional investments by the PARTY in the project.

         16.3 The MINERAL RIGHTS and all assets of the ASSOCIATION may be pledged as guaranty by the PARTIES or any one of the PARTIES in order to obtain financing for the implementation of a mine in the AREAS.

17. In the event the FEASIBILITY STUDY is not considered positive in accordance with the provisions of this Chapter, this AGREEMENT shall be automatically terminated, whereby the COMPANY will not be entitled to any rights, indemnification of reimbursement for any expenditures made.

         17.1    In this case, the COMPANY shall pay CVRD, in a term of thirty
         (30) days counted from the completion of the FEASIBILITY STUDY, the difference between the MINIMUM DISBURSEMENT and the expenditures actually made, in case the COMPANY has not yet disbursed the total amount of the MINIMUM DISBURSEMENT.

18. Notwithstanding the provisions of clause 17, above, in the event the FEASIBILITY STUDY is not considered positive, but any of the PARTIES believe that with additional exploration a positive FEASIBILITY STUDY could be obtained, this AGREEMENT will not be ended and the PARTIES will proceed carrying out the exploration for one (1) more year. At the end of such term, in case a positive FEASIBILITY STUDY is not obtained, the provisions of clause 17, above, shall be applicable.

         18.1 In the event only one of the PARTIES believe that with additional exploration a positive FEASIBILITY STUDY could be obtained, then this AGREEMENT will not be ended, and such PARTY may proceed at its own expense.

         18.2 If by the end of one (1) year counted from the date on which the FEASIBILITY STUDY has not been considered positive the PARTY that has proceeded with the exploration has not obtained a FEASIBILITY STUDY considered positive according to this Chapter, the provisions of clause 17, above, shall be applicable.

         18.3 If by the end of one (1) year counted from the date on which the FEASIBILITY STUDY has not been considered positive the PARTY that has proceeded with the exploration has obtained a FEASIBILITY STUDY considered positive according to this Chapter, the other PARTY shall have the option to regain the PARTICIPATING INTEREST it had before the start of the additional exploration pursuant to this clause, through the reimbursement of an amount equal to such PARTICIPATING INTEREST multiplied by one hundred percent (100%) of the expenditures made during such year by the PARTY that proceeded with the exploration.

19. If the FEASIBILITY STUDY results positive, according to the provisions of this Chapter, the provisions of Chapter IX of this AGREEMENT shall apply.

                                  CHAPTER VIII

                                  EXPENDITURES

20. During the carrying out of the exploration work provided for in Chapter V, above, the expenditures shall be made in the following manner:

         20.1 Until the COMPANY has disbursed the MINIMUM INITIAL INVESTMENT, all expenditures of any nature, required to carry out the exploration work, including, without limitation, all taxes, fees, contributions and parafiscal obligations arising or that may arise out of this AGREEMENT and its subject matter, as well as labor obligations, social burdens and damages caused to third parties as a consequence of carrying out the mineral exploration, shall run exclusively on its account.

         20.2 CVRD and the COMPANY shall jointly bear, in the proportion established in clause 22, below, all expenditures that exceed the MINIMUM INITIAL INVESTMENT, according to the INITIAL WORK PROGRAM and the COMPLEMENTARY WORK PROGRAMS, as well as the costs or compensations defined under item 12.1.1, except the COSTS OF THE AREAS, which under any hypothesis shall be borne exclusively by the COMPANY, and those resulting from negligence or breach of the laws in force on the part of the COMPANY.

         20.3 The amount of contingent fines that may be applied to CVRD or DOCEGEO, for an action or omission of the COMPANY, shall be advanced by the latter for the respective payments, or, in case these are made by them, shall be reimbursed by it.

         20.4 The COSTS OF THE AREAS shall be borne by the COMPANY severally.

         20.5 The COMPANY shall not be liable, under any hypothesis, for any expenditures resulting from environmental damages causes prior to the execution of this AGREEMENT, or that are not directly attributable to the COMPANY under the law, and its rights in this AGREEMENT may not be reduced or affected in any way for such motive.

         20.6 The COMPANY shall not be responsible, under any hypothesis, for any expenditures deriving from obligations to employees or laborers, or other actions related to the AREAS, which were performed or assumed by third parties other than the COMPANY, including, without limitation, actions or omissions or work performed (i) by or on behalf of CVRD or DOCEGEO or any other agreements or obligations of CVRD or DOCEGEO prior to the execution of this AGREEMENT by the COMPANY and
         (ii) by surface owners, gold diggers or other occupants or users of the AREAS, and in such cases the provisions of Chapter XI shall remain applicable, as well as the other provisions of this AGREEMENT.

21. The expenditures related to carrying out the FEASIBILITY STUDY shall be divided between CVRD and the COMPANY, in the proportion established in clause 22, below.

         21.1 If the FEASIBILITY STUDY is started before the COMPANY has completed the MINIMUM INITIAL INVESTMENT, the difference between such amount and the amount actually spent shall be paid by the COMPANY before CVRD contributes with its share of participation in the costs of such study.

         21.2 During the period of time between the obtainment of a FEASIBILITY STUDY considered positive and the obtainment or denial of the AUTHORIZATIONS, the PARTIES are to make jointly, in the proportion of their respective PARTICIPATING INTEREST, the expenditures necessary for maintaining the MINERAL RIGHTS, and are to agree mutually as for any other required and appropriate expenditure and activity to be undertaken in such period of time.

22. The joint disbursements of the PARTIES during the WORK PROGRAMS and the FEASIBILITY STUDY shall obey the following proportion:

         22.1 All joint disbursements shall be made by CVRD and the COMPANY in equal proportions, in order to assure that at the completion of the FEASIBILITY STUDY each one has a participation of fifty percent (50%) in the TOTAL EXPENDITURES.

         22.2 In the event CVRD or the COMPANY fail to make the required disbursements in the in proportion of fifty percent (50%) each, their respective PARTICIPATING INTEREST in the TOTAL EXPENDITURES shall be automatically and permanently altered in order to reflect the disbursements each PARTY has actually made.

         22.3 The PARTIES that have their PARTICIPATING INTEREST in the TOTAL EXPENDITURES altered pursuant item 22.2, above, shall make the subsequent joint disbursements in the proportion of the new PARTICIPATING INTEREST, and if they do not make it, their respective PARTICIPATING INTEREST shall be altered again under item 22.2, above.

         22.4 The COMPANY shall notify the PARTIES in writing, at least thirty (30) days in advance, of the need of the disbursements, specifying respective amount, according to the physical-financial time schedule that is a part of the INITIAL WORK PROGRAM, or if applicable, of the COMPLIMENTARY WORK PROGRAM approved by DOCEGEO.

         22.5 Within a term of twenty (20) days counted from the receipt of the notice dealt with by item 22.4, above, CVRD and the COMPANY shall make the required disbursements.

                                   CHAPTER IX

                                  ASSOCIATION

23. In the hypothesis that the FEASIBILITY STUDY is considered positive under Chapter VII, CVRD shall directly or indirectly organize with the COMPANY an ASSOCIATION to promote the exploitation of the mineral asset, provided that the COMPANY has made the MINIMUM INITIAL INVESTMENT.

         23.1 It is hereby agreed that the admission of CVRD in the ASSOCIATION is conditioned on the obtainment of the AUTHORIZATIONS, under the legislation in force at the time when the formation of the ASSOCIATION is considered.

         23.2 Immediately upon the completion or determination of a positive FEASIBILITY STUDY, CVRD shall arrange the AUTHORIZATIONS required for creating the ASSOCIATION. CVRD undertakes to use its best efforts in the obtainment of the AUTHORIZATIONS, and represents that despite having no cognizance of any reason to believe that they will not be granted, some AUTHORIZATIONS are totally discretionary and arbitrary, and may be unreasonably denied.

         23.3 As soon as the AUTHORIZATIONS are obtained, the ASSOCIATION AGREEMENT shall become effective, and in accordance with its terms, CVRD and the COMPANY shall create the ASSOCIATION.

         23.4 Immediately after the completion or determination of a positive FEASIBILITY STUDY, the COMPANY shall pay to CVRD the difference between the MINIMUM INITIAL INVESTMENT and the amount actually spent, if the total amount of the MINIMUM INITIAL INVESTMENT has not been totally disbursed.

         23.5 As of the obtainment of a positive FEASIBILITY STUDY, and until the AUTHORIZATIONS are obtained, the necessary and appropriate actions and activities concerning the AREAS and the MINERAL RIGHTS shall be agreed between the PARTIES, which, if necessary, shall contribute jointly, in accordance with their respective PARTICIPATING INTEREST, pursuant to the provisions of Chapter VIII.

         23.6 In the event that at any moment after the obtainment of a positive FEASIBILITY STUDY and after the total disbursement of the MINIMUM INITIAL INVESTMENT by the COMPANY, CVRD waives forming the ASSOCIATION with the COMPANY, CVRD shall transfer the MINERAL RIGHTS to the COMPANY, except if such waiver is due to non- obtainment of the AUTHORIZATIONS.

         23.7 If the required AUTHORIZATIONS are denied or are not obtained within one hundred and fifty (150) days, that may be renewed for one single additional period of time of one hundred and fifty (150) by written notice from the COMPANY, after the completion of a positive FEASIBILITY STUDY on the AREAS, CVRD shall not transfer the MINERAL RIGHTS to the COMPANY, but shall pay to the COMPANY, under the title of indemnification, an amount equal to its PARTICIPATING INTEREST multiplied by the VALUE OF THE MINERAL RIGHTS, in five (5) annual installments, converted into reals on the date of each respective payment by the sales quotation published on the date of each respective payment, in item 5 of the PTAX 800 Transaction of SISBACEN, Banco Central do Brasil, whereby the first installment shall be paid within sixty (60) days after the term stipulated above or its renewal or after the formal denial of any required AUTHORIZATION.

         23.8 At any time prior to making the payment dealt with by item 23.7, above, CVRD may give written notice to the COMPANY indicating the ROYALTY percentage it wishes to permit the COMPANY to retain in lieu of the payment specified in item 23.7. The COMPANY shall have thirty (30) days counted from the receipt of such notice from CVRD, to accept or reject in writing the ROYALTY offer. If the COMPANY rejects the ROYALTY offer made by CVRD, CVRD shall make the payment dealt with by item 23.7 within thirty (30) days counted from the notice of such rejection.

24. The initial PARTICIPATING INTEREST of CVRD and the COMPANY in the stock capital of the ASSOCIATION shall be equal to their respective PARTICIPATING INTEREST at the time of the formation of the ASSOCIATION.

         24.1 The capital infusions to the ASSOCIATION shall made in accordance with a timetable that takes into consideration the reasonable period of time for the PARTIES to secure the necessary funds.

25. In the event that the PARTICIPATING INTEREST of the COMPANY, prior to the obtainment of the AUTHORIZATIONS, becomes less than fifteen percent (15%), and as long as the COMPANY has not refused to invest in the FEASIBILITY STUDY, CVRD shall not organize an ASSOCIATION with it to promote the exploitation of the mineral asset, but shall pay it an indemnification of five percent (5%) of the NET PRESENT VALUE, of the enterprise, as determined by the FEASIBILITY STUDY, in five (5) annual installments, converted into reals on the date of each respective payment by the sales quotation published on the date of each respective payment in item 5 of PTAX 800 Transaction of SISBACEN, Banco Central do Brasil.

26. Whatever may be the hypothesis of its incorporation, the final composition of the association shall observe the requirements for companies formed under the Brazilian laws, defined in article 176 of the Brazilian Federal Constitution.

27.      The ASSOCIATION shall be organized as follows:

         27.1. CVRD and DOCEGEO shall take all steps required to transfer MINERAL RIGHTS to the ASSOCIATION at the same time its formation is being processed.

         27.2 The ASSOCIATION may, up to the limit it may deem necessary, acquire assets that may represent improvements to the AREAS in the implementation of a mine, including but not being limited to real estate of the AREAS, roads, power transmission lines, and other mining improvements or equipment items that have been acquired by the COMPANY and the costs of which have not been credited to the MINIMUM INITIAL INVESTMENT or the TOTAL

         EXPENDITURES. The COMPANY shall sell or lease such assets to the ASSOCIATION for an appropriate compensation to be agreed upon by the PARTIES, which shall be based on the highest value of (i) the fair market value of such assets, and (ii) in the case of assets acquired by the COMPANY from surface owners or occupants of the AREAS in order to permit the access for the exploration, the price paid by the COMPANY in acquiring them.

         27.3 Upon the formation of the ASSOCIATION, the PARTIES shall capitalize the TOTAL EXPENDITURES and the MINIMUM INITIAL INVESTMENT made by the PARTIES, except the COSTS OF THE AREAS.

                 27.3.1 The PARTIES acknowledge as already made by CVRD the MINIMUM INITIAL INVESTMENT corresponding to the same amount as that one that shall be realized by the COMPANY, which may also be capitalized as provided for in this item 27.3.

28. After the existence of a DEPOSIT has been evidenced, CVRD shall provide the COMPANY with a draft of the ASSOCIATION AGREEMENT. The PARTIES agree to use their best efforts to reach in good faith a final form of ASSOCIATION AGREEMENT within one hundred and twenty (120) days after the delivery of the initial draft to the COMPANY.

         28.1 The ASSOCIATION AGREEMENT shall be substantially consistent with this AGREEMENT and with the basic principles that shall govern the ASSOCIATION, defined in Annex 4 - Basic Principles of the Association, and shall additionally contain all clauses of this kind of agreement, as the legislation in force at the time of its preparation may determine.

         28.2    If the ASSOCIATION AGREEMENT is not executed within thirty
         (30) days as of the date on which the OPTION is exercised, the terms of this AGREEMENT shall be applicable until the ASSOCIATION AGREEMENT is executed.

29. SOUTHERN hereby undertakes to keep the CONTROL of ESTRELA while this AGREEMENT is in force and while the ASSOCIATION exists in the event ESTRELA becomes a party of the ASSOCIATION.

                                   CHAPTER X

                            DEFAULT AND TERMINATION

30. This AGREEMENT may be terminated for all legal purposes by either PARTY in case of breach of any of its clauses, without detriment to the recovery of losses, damages and lost profits ascertainable through ordinary judicial procedure.

         30.1 In the hypothesis of a breach of any clause of the present AGREEMENT, the PARTY that deems itself injured shall notify the other, formally, in writing, the cognizance of the event.

         30.2 The termination shall take place in a term of sixty (60) running days counted from such notice, in the event the effects of such breach, as well as the causes thereof, are not cured in such term.

         30.3 In the event the defaulting PARTY has commenced to cure such a breach within a term of sixty (60) days counted from the notice dealt with by item 30.1, above, the defaulting PARTY shall have one hundred and eighty (180) days counted from the notice dealt with by item 30.1, above, to cure the breach completely. Within the sixty (60) days subsequent to the end of such term, in case the breach is not completely cured, the PARTY that deems itself impaired may terminate this AGREEMENT.

31. Notwithstanding item 30, above, if the COMPANY is the defaulting party, CVRD shall have the right to terminate this AGREEMENT only in the event the default occurs prior to the exercise of the OPTION by the COMPANY, and when it impairs CVRD substantially as to the objective of this AGREEMENT, as for example a material failure to perform on the part of the COMPANY in conducting the WORK PROGRAM. For the other default cases, CVRD will be entitled to recover from the COMPANY, if applicable, the actual amount relative to damages caused by it.

32. Besides the default hypotheses regulated in clauses 30 and 31, above, this AGREEMENT shall be automatically terminated for all legal purposes in the hypotheses of items 5.1, 7.1, 11.3, 11.5, 14.2, 23.6, 23.7, 34.4 and 35.1, and
of clauses 9, 17, 25 and 36, each one regulating the consequences of the termination in each case, respectively.

33. In the event of expiration or termination of this AGREEMENT, or under any hypothesis in which the COMPANY withdraws from this AGREEMENT, the COMPANY shall deliver to CVRD all data derived from its mineral exploration work, except professional geological analyses.

                                   CHAPTER XI

                          ACT OF GOD AND FORCE MAJEURE

34. If any of the PARTIES is temporarily prevented from fulfilling its obligations in full or in part, as a consequence of an act of God or of force majeure, it shall communicate the fact immediately to the other ones and ratify the communication in writing, informing the damaging effects of the event and the expected duration thereof. The affected PARTY shall resume performance as soon as reasonably possible.

         34.1 For purposes of this AGREEMENT, to be considered as acts of God and force majeure, among other events that are beyond the reasonable control of the PARTIES according to the Brazilian legislation, are the following events, as long as they prevent the PARTY from complying with its obligations in full or in part: (i) laws. regulations, instructions from the government or a governmental entity; (ii) judicial order; (iii) fire, explosion, earthquake, storm, flood, drought or other adverse and unpredictable meteorological conditions, and (iv) acts of war or conditions deriving from war, declared or non-declared, or attributable to it;

         34.2 Once the occurrence of an act of God or of force majeure is verified, the compliance with the obligations of the PARTY that are assumed as a function of the present AGREEMENT shall become suspended, as well as all other terms and periods of times contemplated therein. Once the act of God or force majeure has ceased, the PARTIES shall agree on a reasonable period of time to resume their obligations in this AGREEMENT.

         34.3 The occurrence of facts pertinent to the regional climatic conditions, as well as their consequences, shall not be considered a cause for extending the terms forecasted in the COMPANY's proposal.

         34.4 Any PARTY may terminate this AGREEMENT if the conditions of suspension of the obligations persist for a period of time longer than eighteen (18) months, without any right to indemnification or reimbursement of the expenditures made by the PARTIES.

35. The entry and staying of third parties in the AREAS, entailing the temporary interruption of the exploration work, shall be considered force majeure, but shall not be subject to the provisions of item 34.4, above.

         35.1 If the hypothesis of this clause occurs before the existence of the DEPOSIT is evidenced and the conditions for suspending the obligations persist for a period of time longer than eighteen (18) months, either PARTY may terminate this AGREEMENT.

         35.2 If the hypothesis of this clause occurs after the existence of the DEPOSIT is evidenced, the fulfillment of the obligations of the PARTIES that have been assumed as a function of this AGREEMENT shall be suspended for an indeterminate period.

36. Notwithstanding the provisions of item 5.1, above, in the event CVRD or DOCEGEO lose their title over the MINERAL RIGHTS by reason of force majeure, despite having taken all actions possible to keep them, this AGREEMENT shall be terminated, whereby no indemnification under any title shall be due to any of the PARTIES.

                                  CHAPTER XII

                             TECHNICAL ARBITRATION

37. Any controversies of a technical, geological, economic and financial nature involving the exploration work or the FEASIBILITY STUDY, shall be settled in the way described next:

         37.1 In the event of any dispute resulting from this AGREEMENT, any of the PARTIES may commence the procedures provided for under this Chapter, calling a meeting of the presidents, members of the board of directors or senior representatives of the PARTIES designated by them and with capacity to enter into a binding agreement.

         37.2    The representatives of the PARTIES shall meet within thirty
         (30) days counted from the date of the notice calling the meeting, and shall use their best efforts to reach a negotiated settlement of the dispute.

         37.3 If the representatives of the PARTIES are unable to reach a settlement within thirty (30) days after the commencement of the negotiations, the PARTIES agree to submit such dispute to arbitration by a specialized consulting company of international reputation in the segment of gold mineral exploration, contracted by common consent by the PARTIES, which shall bear the costs in equal portions.

         37.4 The decision of the contracted consulting company in relation to the matter shall be delivered within thirty (30) days after the contracting, shall be final and shall be binding upon the PARTIES. If any of the PARTIES refuses to abide by the decision of the consulting company, in accordance with this AGREEMENT and the provisions of its Chapter IX, such refusal shall amount to a default for purposes of Chapter X, and it shall be subject to the precepts contained therein.

                                  CHAPTER XIII

                                FINAL PROVISIONS

38. It is forbidden to the PARTIES, their directors and officers, employees, agents or consultants to render information to third parties about the nature or the progress of the performance of this AGREEMENT, as well as to divulge, through any communication means, data and reports relative to the work carried out, the technology adopted and the technical documentation involved, unless by express written authorization of the other ones or when the disclosure of confidential information is (i) required by law or by any applicable governmental or regulatory authority or public stock exchange, or
(ii) made to consultants who have a relation with the project, contracted by one of the PARTIES, provided that the PARTY providing confidential information to such consultant is responsible for any breach of this confidentiality covenant by its consultants.

39. None of the PARTIES may assign or transfer this AGREEMENT in full or in part, unless with the prior authorization of the other ones, except if such assignment or transfer is to a controlled company and provided that the assigning PARTY commits itself to keep it as such while this AGREEMENT is in force.

40. The following shall complement this AGREEMENT, being an integral part of it as subsidiary instruments, in the form o annexes:

Annex 1 - Copies of the Mineral Rights and of the Descriptive Memos of the Areas and of the Waiver signed on 06/24/91 with DNPM.

Annex 2 - SOUTHERN's proposal of 07.11.95.

Annex 3 - Description of Expenditures

Annex 4 - Basic Principles of the ASSOCIATION

Annex 5 - CVRD's Selection Conditions

The terms defined herein, when employed in the Annexes, shall have the same meanings. When the provisions contained in any of the Annexes contradict the terms of this AGREEMENT, the terms of this AGREEMENT shall prevail.

41. This AGREEMENT is to be governed and construed according to the Brazilian laws. Elected are the courts of the County of Rio de Janeiro, to the exclusion of any other one, no matter how privileged, to settle any divergences or pending items deriving from this AGREEMENT.

42. CVRD and DOCEGEO represent and warrant to the COMPANY that they have obtained all the authorizations required for the execution, fulfillment and performance of the terms of this AGREEMENT and for the grant of the OPTION.

43. In the event that any of the provisions or sections of this AGREEMENT is held to be unenforceable or invalid according to the Brazilian law, the PARTIES shall negotiate for such clauses of this AGREEMENT an equitable adjustment, so that this AGREEMENT produces effects and that the validity and enforceability of the remaining provisions are not affected.

44. In the event of relinquishment by the COMPANY of its rights to or interest in the OPTION or in the ASSOCIATION, and once this AGREEMENT is expired or terminated hereunder, the COMPANY shall have no additional rights, obligations or liabilities covered by this AGREEMENT or other ones, in relation to the OPTION, the MINERAL RIGHTS or the ASSOCIATION mentioned herein.




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
45. This AGREEMENT shall be prepared in Portuguese and in English, to reflect the intentions of the PARTIES, whereby only the Portuguese version shall have legal effects.

In witness whereof, the parties execute this instrument, in four (4) counterparts with the same tenor, in the presence of the witnesses who sign below.

Rio de Janeiro,  13 de Maio de 1996

                          COMPANHIA VALE DO RIO DOCE

        /s/ Francisco Jose Schettino               /s/ Anastacio O. Fernandes Fo
Name:   Francisco Jose SCHETTINO            Name:  Anastacio O. FERNANDES Fo
Title:  Presidente                          Title: Vice Presidente


                      RIO DOCE GEOLOGIA E MINERACEO S.A.

        /s/ Breno Augusto Santos                  /s/ Luiz Antonio Godoy Alves
Name:   Breno Augusto SANTOS               Name:  Luiz Antonio Godoy ALVES
Title:  Director - Presidente              Title: Dir-Adm-Financeiro


                           SOUTHERN STAR RESOURCES

        /s/ David A. Fennell                      /s/ Jeffrey T. Abbott
Name:   David A. FENNELL                   Name:  Jeffrey T. ABBOTT
Title:  Director                           Title: President


                 ESTRELA SUL DO BRASIL EMPREENDIMENTOS LTDA.

                                          /s/ Carlos H. Bertoni
                                  Name:   Carlos H. BERTONI
                                  Title:  Gerente

Witnesses:

       /s/ Helcio Roberto M. Guerra                 /s/ Marcus Roger MM Costa
Name:  Helcio Roberto M. GUERRA              Name:  Marcus Roger MM COSTA
Address: Av. Graga Aranha, 26/8o             Address: Av. Graga Aranha, 26/8(o)
Tax Record File:                             Tax Record File:




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

                                    ANNEX 3

                          DESCRIPTION OF EXPENDITURES

1. In computing and accounting the expenditures of the COMPANY with the purpose of calculating the INITIAL WORK PROGRAM, the MINIMUM INITIAL INVESTMENT and its share of the TOTAL EXPENDITURES, the COMPANY shall receive credit for all reasonable costs, expenses and charges, direct or indirect, exclusive of the COSTS OF THE AREAS, related to any activities that concern the AREAS, performed by the COMPANY or its subsidiaries with the amount of such costs, expenses and charges being determined and including, without limitations:

         (a) wages and benefits and social burdens for its employees that are engaged in activities related to the AREAS, consultant and consulting fees, allocated legal advice and accounting charges and fees, transportation and lodging, service rendering company and other charges with contractors, or expenses by others who perform activities that are a part of the purposes and obligations of the COMPANY, that are subject to this AGREEMENT.

         (b) office facilities and equipment, communications instruments, materials and supplies, field equipment, fuel, nourishment, geological and legal surveys, trenching and drilling, opening of roads and wood trails, data collection and analyses, sample collection, metallurgical and geophysical research, mapping, engineering design, geological or geophysical analyses;

         (c) drilling equipment, heavy equipment, vehicles and other major equipment items, whether purchased, rented or contracted, for the COMPANY purposes related to the AREAS, and

         (d) mobilization and demobilization, customs duties, employee contributions, sales, use of the goods, assets turnover, ad valorem or other taxes that fall upon any of the preceding items employed in the exploration and evaluation of the AREAS.

2. Furthermore, an amount equal to twelve point five per cent (12.5%) of the total of all costs, expenses and charges described in item 1, above, shall be included in the expenditures attributable to the COMPANY with the purpose of reflecting the allocable portion of the administrative costs and other overhead of the COMPANY, its controlling companies, or any of its subsidiaries, in relation to the COMPANY's activities concerning the AREAS.

                                    ANNEX 4

                      BASIC PRINCIPLES OF THE ASSOCIATION

The PARTIES hereby agree that the ASSOCIATION shall be incorporated and managed under observance of the following basic principles:

1. The ASSOCIATION may be incorporated under the authorized capital system;

2. The PARTIES that become shareholders shall elect the administrators of the ASSOCIATION in accordance with their respective stock interests, whereby the applicable legislation shall be respected;

         2.1 The representation of the PARTIES in the corporate bodies of the ASSOCIATION shall be proportional to their respective PARTICIPATING INTEREST, whereby the initial number of members of the Board of Directors shall be four (4).

3. The PARTIES hereby agree that as long as both PARTIES hold each an PARTICIPATING INTEREST higher than thirty three and one third percent (33-1/3%) in the ASSOCIATION, the following matters and rules shall mandatorily be included in the ASSOCIATION bylaw:

         3.1     The ASSOCIATION may issue common and preferred shares;

         3.2 The deliberations involving the matters specified below shall be made by unanimous consent in the ASSOCIATION's shareholders meeting:

                 3.2.1 Amendments of the bylaw entailing changes in the rights and obligations of the PARTIES, as well as amendment of the corporate purpose of the ASSOCIATION,

                 3.2.2 Any transformation, merger, incorporation or split-up of the ASSOCIATION, its participation in another corporation of in a group of corporations,

                 3.2.3 The public or private issuance of new shares, common or preferred, and the respective fixation of the issuance price, and the issuance of debentures, convertible into shares or not, of participation certificates, subscription bonuses or share purchase options, except when carried out within the limits of the ASSOCIATION's authorized capital, if applicable;

                 3.2.4 The adoption of reinvestment, expansion, or new investment project policies, and the distribution of non-mandatory dividends or the payment of dividends higher than the mandatory ones;

                 3.2.5    The dissolution or liquidation of the ASSOCIATION;

                 3.2.6 The authorization to the administrators to confess bankruptcy or to apply for a judicial composition with creditors;

                 3.2.7 Any change in the number of members of the Board of Directors; and

                 3.2.8    The abandonment of the AREAS or of the MINERAL RIGHTS.

         3.3 It shall be incumbent upon the Board of Directors to deliberate about the following matters, with the favorable vote of at least sixty six and two thirds percent (66-2/3% of its members:

                 3.3.1 Election and dismissal of officers of the ASSOCIATION and determination of their respective duties;

                 3.3.2 Approval of any business or amendment of same between the ASSOCIATION and any of its shareholders, or any natural person or legal entity directly or indirectly related to its shareholders.

                 3.3.3 Making of any relevant new investments of the ASSOCIATION;

                 3.3.4 Approval of the annual budgets and of the policy for the sale of gold and the distribution of gold;

                 3.3.5 Sale or transfers, under any title, of relevant assets of the ASSOCIATION,

                 3.3.6    Appointment of independent auditors, and

                 3.3.7    Issuance of guaranties.

         3.4 In the event of a deadlock on decisions of the General Shareholders Meeting that require the approval of both PARTIES, the matter shall be decided by arbitration.

         3.5 Notwithstanding any of the above provisions, the PARTIES agree that the controlling shareholder shall not, under any circumstance, take any action contrary to the wish of a minority shareholder that may cause (i) loss or dilution of its interest without its right of first refusal being offered to it as for the subscription of shares in increases of capital as provided by law, or (ii) lead it to benefit another company, whether Brazilian or foreign, to the detriment of the interest of minority shareholders in the profits. The ASSOCIATION AGREEMENT shall contain provisions relative to this matter, negotiated in good faith by the PARTIES.

4. The PARTIES that become shareholders hereby agree that the following matters and rules shall mandatorily be a part of the shareholders agreement to be signed by them upon the incorporation of the ASSOCIATION:

         4.1 The PARTIES that become shareholders shall have, in proportion to the number of shares they hold, the preference in the acquisition of shares and or securities representing stock rights held by the PARTY shareholder that wishes to withdraw from the ASSOCIATION, in equality of conditions with third parties.

                 4.1.1 Third parties that may contingently participate in the ASSOCIATION by acquiring shares from the PARTIES shall mandatorily adhere to the shareholders agreement in order to maintain the control of the ASSOCIATION.

         4.2 Under observance of its primary purpose, the ASSOCIATION shall be managed with the purpose of generating profits, having in mind its highest interests, which shall always prevail over the specific interests of its shareholders, in case of conflict.

         4.3 The administration of the ASSOCIATION shall always seek high efficiency, productivity, competitively and profitability levels, and the maximization of the value of the resources.

         4.4 The administration of the ASSOCIATION shall adopt efficient control and accounting instruments, and modern managerial systems.

         4.5 The board of executive officers of the ASSOCIATION, elected by its Board of Directors, shall be composed exclusively of professional executives.

         4.6 The strategic decisions of the ASSOCIATION shall take into account the shareholders' maximum interest of preserving the purpose of the ASSOCIATION and maximizing the return on their investments, and further of adopting a realistic and consistent dividend policy, the basic guidelines of which shall be established by the Board of Directors.

         4.7 The capital structure shall follow the parameters to be established by the Board of Directors, so as to reflect a solid financial position, always taking into consideration the investment programs that may be required to carry out the projects.

         4.8 If CVRD holds more than fifty percent (50%) of the voting capital of the ASSOCIATION, it shall be contracted to operate the mine, without detriment to the latter continuing operating the mine through an agreement between the ASSOCIATION and CVRD when it holds an interest lower than such percentage. To this end, a separate agreement shall be entered into between CVRD and the ASSOCIATION, that shall provide about the rights and obligations of the parties involved in relation to the rendering of such service under market terms and conditions.

         4.9 The PARTIES shall use their best efforts to help the ASSOCIATION to obtain financing on attractive conditions, and in case it is necessary, the PARTIES may authorize the pledge of the assets of the ASSOCIATION or give guaranties in the proportion of their PARTICIPATING INTEREST in the ASSOCIATION. In the event the ASSOCIATION is not able to obtain financing or loans on reasonable conditions, the PARTIES shall contribute to the ASSOCIATION the funds required, on reasonable terms and in the proportion of their PARTICIPATING INTEREST.

         4.10 The ASSOCIATION shall distribute the maximum of dividends, subject to its commitments and financial obligations, its payment and indebtedness capacity, legal and bylaw reserves, as well as the development of its investments and businesses.

         4.11 The ASSOCIATION shall be structured so that the PARTIES recover the investment made in the economically fastest and best way.

         4.12 In the event either PARTY has its interest diluted to less than fifteen percent (15%) of the total stock capital of the ASSOCIATION, it will be automatically obligated to transfer free of charge to the other PARTY or to the subsidiary of such PARTY, as applicable, all of its stock interest. As of the moment when it transfers its interest, the PARTY will be entitled to a royalty of five percent (5%) of the net profit of the ASSOCIATION, calculated according to the Brazilian Corporation Law.